Filed pursuant to Rule 424(b)(3)
File No. 333-161790
Prospectus

9,438,430 Shares of Common Stock

This prospectus covers the resale by the selling stockholders named on page 5 of up to 9,438,430 shares of our common stock which include:

●	1,975,360 shares of common stock sold pursuant to Securities Purchase Agreements dated June 3, 2009 through July 21, 2009;

●	4,436,221 shares of common stock underlying common stock purchase warrants issued to two consultants for services provided to the Company and for the payment of interest on money advanced;

●	105,000 shares of common stock issued pursuant to the cash exercise of common stock purchase warrants issued to a consultant for services provided to the Company;

●	148,000 shares of common stock underlying common stock purchase warrants issued pursuant to various Securities Purchase Agreements dated from November 13, 2008 to January 28, 2009;

●	1,646,315 shares of common stock issued pursuant to the cash exercise of common stock purchase warrants pursuant to a warrant tender offer that terminated on August 17, 2009; and

●	1,127,534 shares of common stock underlying amended common stock purchase warrants issued pursuant to a warrant tender offer that terminated on August 17, 2009.

This offering is not being underwritten.  Our common stock is traded on the Nasdaq Global Market under the symbol “CYDE.”  On August 31, 2010, the price per share of our common stock was $3.52.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING AT PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision.  We have not authorized anyone to provide you with different information.  This prospectus may be used only where it is legal to sell these securities.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus.  We encourage you to read the entire prospectus carefully.

The date of this prospectus is September 2, 2010

Table of Contents

CyberDefender’s Business	3
Risk Factors	4
Special Note Regarding Forward-Looking Statements	4
Use of Proceeds	4
Selling Stockholders	5
Plan of Distribution	11
Description of Securities to be Registered	13
Legal Matters	14
Experts	14
Material Changes	14
Where You Can Find More Information	14
Incorporation of Certain Information by Reference	14

CYBERDEFENDER’S BUSINESS

This summary highlights material information contained elsewhere in this prospectus or in documents incorporated herein by reference.  You should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making an investment decision.  Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our,” “CyberDefender” and “the Company” refer to CyberDefender Corporation.

The Company

We are a provider of security software and services to the consumer and small business market.  We are located in Los Angeles, California.  Our mission is to bring to market advanced solutions to protect computer users against identity theft, Internet viruses, spyware and related security threats and to provide support services to assist our customers with their technology needs.

The market in which we operate is highly competitive and rapidly changing.  We believe we can be successful in this market due to the following factors.

•
Our proprietary CyberDefender Argus Network (formerly known as the earlyNETWORK) security platform uses a secure peer-to-peer protocol, which we believe differentiates our core anti-malware product and allows us to combat threats faster and more cost effectively than our competitors.

•	Our security platform compliments other security suites allowing our customers to adopt multiple security products for increased protection.

•
We are expanding our technical support services to provide our customers with the technical expertise necessary to insure that their technology is working properly, thereby providing them with a higher degree of security.

•
We are expanding our marketing efforts (i) to include direct-response marketing and retail distribution through partnerships with GR Match, LLC (“GRM”) and Allianex, leaders in those areas, and (ii) by expanding internationally through our partnership with GRM.

•	We are focusing on expanding our product offerings by creating new products internally and by expanding the number of products marketed under the For Dummies® brand.

We believe that providing a “software only” solution to computer security problems is not as effective as our comprehensive solution, which includes security and optimization software in conjunction with access to remote technicians.  Our customers benefit from having a technician work with them to analyze and repair problems that the customer does not have the expertise to resolve.  While we still do not represent a significant presence in the security software industry, we believe that the combination of our software security and optimization solutions, our CyberDefender Argus Network, our live remote tech-on-call capability and our direct response marketing focus has improved our ability to expand our presence in the security software market.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks.  Before making an investment decision, you should carefully consider the specific risks described under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”), which are incorporated herein by reference.  Each of the risks described in these headings, with the exception of the risks relating to the quotation of our common stock on the OTCBB and the risks associated with penny stocks, which no longer apply to us, could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment.  For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements.  Such statements are based on management’s beliefs and assumptions and on information currently available to our management.  You can identify most forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business, including but not limited to, general economic, business and financing conditions, labor relations, governmental action relating to regulation of the internet, competitor pricing activity, expense volatility, the speed at which we are growing and other risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and in other documents incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders.  All proceeds from the sale of the shares being offered will be for the account of the selling stockholders, as described below in the sections titled “Selling Stockholders” and “Plan of Distribution.”  However, we may receive up to $6,952,478 upon exercise of warrants for cash, the underlying shares of which are included in the registration statement of which this prospectus is a part.  If received, these funds will be used for general corporate purposes, including working capital requirements.  With the exception of any brokerage fees and commissions which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $35,194, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time.  No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities, except for GR Match LLC, which is the beneficial owner of 8,570,176 shares of our common stock, or approximately 26.2% of our common stock and Ricardo Salas, who was appointed as a director on May 26, 2010.  Our business relationship with GR Match LLC is described in detail in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

The following table also provides certain information with respect to the selling stockholders’ ownership of our securities, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities.  The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering.  Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus.  Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling stockholder.

The shares described in the following table consist of shares of common stock and shares of common stock underlying common stock purchase warrants that were issued in a private placement or issued to consultants.  We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling stockholder transfers his or her interest in the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee.  Alternatively, if a selling stockholder transfers his or her interest in the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus.  None of the selling stockholders are or were affiliated with registered broker-dealers.  See our discussion titled “Plan of Distribution” for further information regarding the selling stockholders’ method of distribution of these shares.

Name of Selling Stockholder	Number of Shares Owned Before Offering	Number of Shares Being Offered		Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)

Nancy R. McBride	102,000	22,000	(2)	80,000	*
IRA FBO Terrence Rettig, Pershing LLC as custodian	557,876	60,000	(3)	497,876	1.5%
Alan P. Schwenck and Marta A. Schwenck	115,825	42,625	(4)	73,200	*
James N. Angelos and Sophia Angelos	124,000	44,000	(5)	80,000	*
IRA FBO Ruth H. Reinhard, Pershing LLC as Custodian	477,987	55,916	(6)	422,071	1.3%
IRA FBO Patrick Shannon, Pershing LLC as Custodian	24,580	8,000	(7)	16,580	*
Citigroup Global Markets Inc. as IRA Custodian FBO Hugh G. Nolan	236,400	40,000	(8)	196,400	*

Michael B. Schachter	144,213	31,625	(9)	112,588	*
Ricardo A. Salas	439,616	266,650	(10)	172,966	*
Lisa Schachter	32,200	11,000	(11)	21,200	*
IRA FBO Barbara K. Balfour, Pershing LLC as Custodian	57,925	31,625	(12)	26,300	*
Michael R. DeBaecke	93,550	93,550	(13)		*
Edward T. Fletcher	107,625	42,625	(14)	65,000	*
Diana Conforth	76,625	31,625	(15)	45,000	*
Sophia Gazonas	42,718	10,000	(16)	32,718	*
Sandra Dinapoli	80,750	10,000	(17)	70,750	*
Raymond Marzulli	204,020	68,200	(18)	135,820	*
Anthony A. Stingo and Anita M. Stingo	60,303	10,000	(19)	50,303	*
James McBride III	204,500	104,500	(20)	100,000	*
IRA FBO William J. Gazonas, Pershing LLC as Custodian	82,786	22,000	(21)	60,786	*
V. Jean Stack	171,500	71,500	(22)	100,000	*
Shimski L.P.	632,500	632,500	(23)		*
Newview Finance LLC	1,610,000	1,610,000	(24)		*
Michael Ling	320,000	320,000	(25)		*
Phil Westreich	150,000	150,000	(26)		*
Dave Mehalick	50,000	50,000	(27)		*
David Kagle	25,000	25,000	(28)		*
GR Match, LLC (31)	8,570,176	3,529,081	(29)	5,041,095	15.4%
Donald A & Findley R Cotton TR U/A 8/19/02(32)	8,000	8,000	(30)		*
Thomas W. Brotherton Rev Trust U/A 5/29/08(33)	25,000	25,000	(30)		*
La Jolla Knoll LTD Partnership(34)	10,000	10,000	(30)		*
Marz Family Trust U/A 12/8/99(35)	5,000	5,000	(30)		*
The Salem Trust U/A 3/18/91(36)	7,000	7,000	(30)		*
Schmidt Marital Trust U/A 3/4/87(37)	20,000	20,000	(30)		*
Fields Family Trust U/A 4/29/96(38)	4,000	4,000	(30)		*
Don & Lynn Sturek Family Trust U/A 8/15/00(39)	4,000	4,000	(30)		*
Michelle L. Levin Trust U/A 05/04/06(40)	10,000	10,000	(30)		*
The O'Rourke-Nordenberg Living Trust U/A 11/09/05(41)	5,000	5,000	(30)		*
Robert P. Ketterer 2005 Trust U/A 05/2/05(42)	8,000	8,000	(30)		*
R&R Properties LP A Partnership(43)	5,000	5,000	(30)		*
Harrison and Kaye Waite	1,000	1,000	(30)		*
Edward G. Jablonski and Carol A. Morgan	4,500	4,500	(30)		*
Margaret Celeste Waterhouse Family LP(44)	4,000	4,000	(30)		*
National Advisors Trust Co, FSB Custodian for Weatherly Asset Management Profit Sharing Plan(90)	1,000	1,000	(30)		*
Hugh G. Merriman MD Trust(45)	4,000	4,000	(30)		*
Kolodny-Dudenhoeffer Trust U/A 5/25/93(46)	4,000	4,000	(30)		*
Betty W Keatinge Trust U/A 11/18/93(47)	2,000	2,000	(30)		*
Dugan-Keatinge Family Trust U/A 5/22/00(48)	500	500	(30)		*
Marvin Brown	500	500	(30)		*
Kristin L Wimsatt Trust U/A 5/1/08(49)	30,000	30,000	(30)		*
Alice W. Brown	2,500	2,500	(30)		*
Rita B. Heller	15,000	15,000	(30)		*
Syage-Whittington Revocable Trust U/A 7/28/97(50)	6,000	6,000	(30)		*

Scott & Michelle Strauss Rev Trust U/A 4/18/08(51)	3,000	3,000	(30)		*
Weil Family Trust U/A 4/8/87(52)	10,000	10,000	(30)		*
Halper Family Trust U/A 9/14/99 FBO: Stephen I.H. Sole & Separate Property(53)	1,000	1,000	(30)		*
James Bruder Jr.	153,396	52,789	(54)	100,607	*
Walter W. Buckley III	138,976	47,750	(55)	91,226	*
Commercial Construction Management, Inc.	115,574	55,000	(56)	60,574	*
Willam J. Santora	217,983	110,000	(57)	107,983	*
Michael & Casey Debaecke	143,825	139,200	(58)	4,625	*
SEP FBO Heidi Ann Mucci, Pershing LLC as Custodian	52,875	20,625	(59)	32,250	*
William F. Holsten III	68,731	26,142	(60)	42,589	*
Christopher J. Preston	66,615	26,515	(61)	40,100	*
Geoffrey Blake	27,375	12,375	(62)	15,000	*
Daniel & Barbara Maase	54,625	20,625	(63)	34,000	*
Leo Carlin	45,500	27,500	(64)	18,000	*
Charles Lipton	45,625	20,625	(65)	25,000	*
Robert G. Zimmermann	45,625	20,625	(66)	25,000	*
William Gazonas TTEE for U/W/O James J. Gazonas Trust B	32,293	11,459	(67)	20,834	*
William J. Gazonas	60,457	11,457	(68)	49,000	*
Zonas Investors L.P., William Gazonas G.P.	134,297	22,916	(69)	111,381	*
Connie Gazonas TTEE, Connie Gazonas Trust Dated 08/29/96	32,292	11,459	(70)	20,833	*
Michael F. Valente	115,707	80,207	(71)	35,500	*
IRA FBO Bernadette Sheenan, Pershing LLC as custodian	71,044	20,625	(72)	50,419	*
Robert Goggin	507,359	287,891	(73)	219,468	*
Ruth H Reinhard	164,661	58,237	(74)	106,424	*
The 1991 Sajak Family Trust	57,291	57,291	(75)		*
James D. Watson	162,648	41,554	(76)	121,094	*
James D. & Pamela Watson	125,227	75,227	(77)	50,000	*
Leslie Stein & Judith Stein	82,798	29,895	(78)	52,903	*
Leslie Stein	12,375	12,375	(79)		*
James Angelos	45,625	20,625	(80)	25,000	*
Brendan Murray	32,290	11,457	(81)	20,833	*
Gary Brousell	45,625	20,625	(82)	25,000	*
Robert Odell	230,791	137,411	(83)	93,380	*
Pamela L Watson Defined Benefit Pension Plan	132,990	82,500	(84)	50,490	*
Tony Fareed	45,625	20,625	(85)	25,000	*
Seneco Associates, Inc. PS Plan U/A 07/01/2003	47,125	20,625	(86)	26,500	*
Brian E. Boyle	325,865	115,088	(87)	210,777	*
Garrett Goggin	202,088	115,088	(88)	87,000	*

TOTAL	18,837,873	9,438,430		9,399,443	28.7%

*Less than 1% based on a total of 32,737,864 shares of common stock issued and outstanding after the offering, assuming the issuance of all shares of common stock underlying the warrants described in this prospectus.
(1) Assumes that all shares will be resold by the selling stockholders after this offering.
(2) Includes 22,000 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.

(3) Includes 60,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(4) Includes 42,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(5) Includes 13,200 shares of common stock issued and 30,800 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(6) Includes 50,833 shares of common stock issued and 5,083 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Ruth H. Reinhard.
(7) Includes 8,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.    Voting and investment power over these securities is held by the beneficiary, Patrick Shannon.
(8) Includes 40,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.  Voting and investment power over these securities is held by the beneficiary, Hugh G. Nolan.
(9) Includes 9,488 shares of common stock issued and 22,137 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(10) Includes 79,996 shares of common stock issued and 186,654 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(11) Includes 3,300 shares of common stock issued and 7,700 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(12) Includes 28,750 shares of common stock issued and 2,875 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Barbara K. Balfour.
(13) Includes 78,925 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009 and 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(14) Includes 42,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
 (15) Includes 31,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(16) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(17) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(18) Includes 68,200 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(19) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(20) Includes 52,250 shares of common stock issued and 52,250 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(21) Includes 20,000 shares of common stock issued and 2,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, William J. Gazonas.
(22) Includes 57,200 shares of common stock issued and 14,300 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(23) Includes 632,500 shares of common stock issued pursuant to a Securities Purchase Agreement dated June 10, 2009. Boris Shimanovsky, as managing partner of Shimski L.P., holds dispositive and voting power over the securities.

(24) Includes 1,610,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued to Newview Finance LLC on November 11, 2008.  The common stock purchase warrant was originally issued for the purchase of 1,860,000 shares of common stock for management consulting services, business advisory services, stockholder information services and public relations services. Newview LLC has appointed Brian Jacobelli, one of its members, as the person with dispositive and voting power over the securities.
(25) Includes 320,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC.
(26) Includes 135,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC and 15,000 shares of common stock issued pursuant to the cash exercise of a portion of the common stock purchase warrant assigned from Newview Finance LLC.
(27) Includes 50,000 shares of common stock issued pursuant to the cash exercise of a common stock purchase warrant assigned from Newview Finance LLC on June 18, 2009.
(28) Includes 25,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC on June 18, 2009.
(29) Includes 1,142,860 shares of common stock issued pursuant to a Securities Purchase Agreement dated June 4, 2009 and 2,386,221 shares of common stock issuable upon the exercise of common stock purchase warrants issued to GR-Match LLC pursuant to the Media and Marketing Services Agreement, date March 24, 2009.
(30) Includes shares of common stock issued pursuant to Securities Purchase Agreements dated from July 7, 2009 to July 21, 2009.
(31) Bennet Van de Bunt, as Manager of GR Match, LLC, holds dispositive and voting power over the securities.
(32) Donald and Findley Cotton, as trustees, hold dispositive and voting power over the securities.
(33) Thomas Brotherton, as trustee, holds dispositive and voting power over the securities.
(34) Steele Lipe, as trustee, holds dispositive and voting power over the securities.
(35) Daniel and Graciela Marz, as trustees, hold dispositive and voting power over the securities.
(36) Ronald Salem, as trustee, holds dispositive and voting power over the securities.
(37) James Schmidt, as trustee, holds dispositive and voting power over the securities.
(39) Dale and Tara Fields, as trustees, hold dispositive and voting power over the securities.
(39) Don and Lynn Sturek, as trustees, hold dispositive and voting power over the securities.
(40) Michelle Levin, as trustee, holds dispositive and voting power over the securities.
(41) Eugene O’Rourke and Janice Nordenberg, as trustees, hold dispositive and voting power over the securities.
(42) Robert Ketterer, as trustee, holds dispositive and voting power over the securities.
(43) Reginald Laigo, as partner holds dispositive and voting power over the securities.
(44) Margaret Waterhouse, as partner, holds dispositive and voting power over the securities.
(45) Hugh Merriman, as trustee, holds dispositive and voting power over the securities.
(46) Robert Kolodny and Martha Dudenhoeffer, as trustees, hold dispositive and voting power over the securities.
(47) Richard Keatinge, as trustee, holds dispositive and voting power over the securities.
(48) Richard Keatinge and Jessica Dugan, as trustees, hold dispositive and voting power over the securities.
(49) Kristin Wimsatt, as trustee, holds dispositive and voting power over the securities.
(50) Victoria Syage and Richard Whittington, as trustees, hold dispositive and voting power over the securities.
(51) Scott and Michelle Strauss, as trustees, hold dispositive and voting power over the securities.
(52) James and Ellen Weil, as trustees, hold dispositive and voting power over the securities.
(53) Stephen and Laura Halper, as trustees, hold dispositive and voting power over the securities.
(54) Includes 52,789 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(55) Includes 31,051 shares of common stock issued and 16,699 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(56) Includes 50,000 shares of common stock issued and 5,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Brian Suttcliffe, as president, holds dispositive and voting power over the securities.
(57) Includes 100,000 shares of common stock issued and 10,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(58) Includes 143,825 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.

(59) Includes 18,750 shares of common stock issued and 1,875 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Heidi Ann Mucci.
(60) Includes 13,071 shares of common stock issued and 13,071 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(61) Includes 26,515 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(62) Includes 12,375 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(63) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(64) Includes 12,500 shares of common stock issued and 15,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(65) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(66) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(67) Includes 10,417 shares of common stock issued and 1,042 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. William Gazonas, as trustee, holds dispositive and voting power over the securities.
(68) Includes 10,416 shares of common stock issued and 1,041 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(69) Includes 20,833 shares of common stock issued and 2,083 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. William Gazonas, as general partner, holds dispositive and voting power over the securities.
(70) Includes 10,417 shares of common stock issued and 1,042 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Connie Gazonas, as trustee, holds dispositive and voting power over the securities.
(71) Includes 25,000 shares of common stock issued and 55,207 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(72) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Bernadette Sheenan.
(73) Includes 86,369 shares of common stock issued and 201,522 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(74) Includes 34,375 shares of common stock issued and 23,862 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(75) Includes 57,291 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Pat Sajak, as trustee, holds dispositive and voting power over the securities.
(76) Includes 23,888 shares of common stock issued and 17,666 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(77) Includes 68,388 shares of common stock issued and 6,839 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(78) Includes 29,895 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.

(79) Includes 12,375 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(80) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(81) Includes 11,457 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(82) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(83) Includes 41,234 shares of common stock issued and 96,177 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(84) Includes 75,000 shares of common stock issued and 7,500 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. James Watson, as trustee, holds dispositive and voting power over the securities.
(85) Includes 6,188 shares of common stock issued and 14,437 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(86) Includes 8,250 shares of common stock issued and 12,375 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Frank Seneco, as trustee, holds dispositive and voting power over the securities.
(87) Includes 34,527 shares of common stock issued and 80,561 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(88) Includes 34,527 shares of common stock issued and 80,561 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(89) Lea Akert, as administrator, holds dispositive and voting power over the securities.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Global Market, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. We know of no existing arrangements between the selling stockholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

If selling stockholders are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We have signed registration rights agreements with various investors.  These agreements require us to keep the registration statement, of which this prospectus is a part, effective for periods ranging from the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect or (iii) two years from the effective date.  We intend to keep the registration statement effective for the longest period required by the registration rights agreements we have signed. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders who are required to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following is a discussion of the securities we are registering.  This discussion is qualified in its entirety by our articles of incorporation, as amended, and our bylaws and by the full text of the agreements relating to issuance of the securities.  We urge you to review these documents, copies of which have been filed with the Securities and Exchange Commission, as well as the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value.

As of August 31, 2010, we had 27,026,109 shares of common stock issued and outstanding that were held of record by approximately 166 stockholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.  The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose, subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.  Our common stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Richardson & Patel LLP. Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept our common stock for services rendered by them. As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 242,908 shares of our common stock and warrants to purchase 2,890 shares of our common.

EXPERTS

The financial statements of CyberDefender Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by KMJ Corbin & Company LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  The financial statements are incorporated herein by reference in reliance upon such report given on the authority of KMJ Corbin & Company LLP as experts in accounting and auditing.

MATERIAL CHANGES

On June 9, 2010 our common stock began to be traded on the Nasdaq Global Market.  Before June 9, 2010, our common stock was quoted on the Over-the-Counter Bulletin Board.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, proxy statements and other information we file at the Security and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.  You may also access certain filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission under the Securities Act.  Pursuant to the Securities and Exchange Commission’s rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement.  You may read or obtain a copy of the registration statement, including exhibits, from the Securities and Exchange Commission in the manner described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering.  We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010, as it was amended on May 10, 2010 and again on July 8, 2010;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed on May 17, 2010, and for the six months ended June 30, 2010, filed on August 9, 2010;

•
our Current Reports on Form 8-K filed on January 20, 2010 (as amended on August 12, 2010), March 15, 2010, March 22, 2010, March 25, 2010 (as amended on May 10, 2010), April 6, 2010, April 7, 2010, April 29, 2010 (as amended on May 27, 2010), May 27, 2010, June 2, 2010, June 10, 2010, August 3, 2010 and August 11, 2010; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on June 4, 2010, including any amendments or reports filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

CyberDefender Corporation
617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
Attn.: Corporate Secretary